UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2024

COJAX OIL AND GAS CORP

(Exact Name of Registrant as Specified in Charter)

Virginia	333-257331	46-1892622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Wilson Boulevard Suite E-605 Arlington, Virginia 22201
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(703) 216-8606

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

Reference is made to the disclosure set forth under Item 5.02 below, which disclosure is incorporated herein by reference.

Item 3.02          Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 5.02 below, which disclosure is incorporated herein by reference.

The shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issued to William R. Downs are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving a public offering.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 10, 2024, Wm. Barrett Wellman resigned from his positions as Chief Financial Officer and Secretary of CoJax Oil and Gas Corporation, a Virginia corporation (the “Company”). As a result of Mr. Wellman’s resignation as the Company’s Chief Financial Officer, he relinquished his role as the Company’s “Principal Financial and Accounting Officer” for Securities and Exchange Commission (“SEC”) reporting purposes. In connection with his resignation, on January 10, 2024, the employment agreement between the Company and Mr. Wellman, dated March 20, 2023, as amended, was terminated.

On January 10, 2024, Mr. Guzy resigned from Chief Executive Officer, President and Chairman of the Board positions. As a result of Mr. Guzy’s resignation as the Company’s Chief Executive Officer, he relinquished his role as the Company’s “Principal Executive Officer” for SEC reporting purposes.

Effective immediately upon Mr. Wellman’s resignation, the board of directors of the Company (the “Board”) appointed Jeffrey J. Guzy as the Company’s Chief Financial Officer, Secretary and Treasurer. In addition, for SEC reporting purposes, Mr. Guzy was designated as the Company’s “Principal Financial and Accounting Officer.”

In addition to serving as Chief Financial Officer, Secretary and Treasurer upon this appointment to these offices, Mr. Guzy will continue serving as a member of the Board. In connection with Mr. Guzy’s appointment as Chief Financial Officer, on January 10, 2024, the Company and Mr. Guzy entered into a new employment agreement (the “Guzy 2024 Employment Agreement”), and the existing employment agreement between the Company and Mr. Guzy dated February 14, 2023 (the “Guzy 2023 Employment Agreement”) related to his services as Chief Executive Officer and Chairman of the Board was terminated. The Guzy 2024 Employment Agreement has a three (3) year term unless terminated earlier, under the provisions stated in the Guzy 2024 Employment Agreement.

Pursuant to the Guzy 2024 Employment Agreement, Mr. Guzy will be paid a base salary of $100,000 per annum, which salary will accrue and can either be paid in total when the Company is adequately funded or, alternatively, the accrued unpaid base salary can be converted into shares of the Company’s common stock at the lower conversion price of the initial public offering price of $2.00 or current market price at the time of conversion by Mr. Guzy. Mr. Guzy may participate in any incentive compensation and other benefit plans; may be granted bonus performance bonus payments to be paid in cash, stock, or both. In addition, the Guzy 2024 Employment Agreement includes provisions for paid vacation time and expense reimbursement.

The Guzy 2024 Employment Agreement may be terminated (i) immediately upon Mr. Guzy’s death or Disability; (ii) by the Company for Cause; (iii) by Mr. Guzy for Good Reason upon thirty (30) days prior written notice of termination; (iv) for Business Failure (as all these terms are defined in the Guzy 2024 Employment Agreement) or (v) other than for Cause or Good Reason, by Mr. Guzy or the Company upon sixty (60) days prior written notice of termination. If Mr. Guzy terminates the employment for a Good Reason, then he would be entitled to: a cash payment, payable in equal installments over a six (6) month period after Mr. Guzy terminates employment, equal to the sum of the following:  (a) subject to the payment of the following sums not causing the insolvency of the Company, the equivalent of the greater of (i) twenty-four (24) months of Mr. Guzy’s then-current base salary or (ii) the remainder of the term of the Guzy 2024 Employment Agreement; plus  (b) any previously earned but unpaid salary through Mr. Guzy’s final date of employment, being Mr. Guzy’s termination of employment.

On January 10, 2024, the Board increased its size from two directors to three directors pursuant to the Bylaws of the Company and appointed William R. Downs to fill this new directorship, effective immediately.

In addition, effective immediately upon Mr. Guzy’s resignation from positions as Chief Executive Officer, Chairman of the Board and President, the Board appointed William R. Downs as Chief Executive Officer, President, and Chairman. In addition, for SEC reporting purposes, Mr. Downs was designated as the Company’s “Principal Executive Officer.”

William R. Downs, age 64, has more than 42 years of experience in Oil and Gas Industry, specifically in generating, evaluating and managing oil and gas exploration, development and acquisition projects of private independent and public companies in the area of North and South Louisiana, East Texas, South Arkansas, Mississippi, Oklahoma, Alabama and Montana. He also owned and managed several oilfield service companies.

Prior to joining CoJax, between February 2022 and October 2023, Mr. Downs served as Executive Vice President and Chief Operating Officer of Topcat Companies, an oilfield service company, where he was responsible for the management of the workover rigs, saltwater transportation and disposal, drilling fluids disposal, financial and safety oversight, oversight of individual vice presidents and their team management. Between August 2020 and October 2023, Mr. Downs served as Executive Vice President and Chief Operating Officer of Topcat Waste Management Facility and was responsible for managing of the drilling fluids and solids waste disposal site in Waskom, Texas, saltwater disposal and transportation and workover rigs.

In August 2017, Mr. Downs founded Downs Energy Acquisitions and Downs Operating Company, an oil and gas production acquisition and operating company, which he managed and owned between August 2017 and December 2020. This company operated three gas fields in East Texas and North Louisiana, and Mr. Downs managed the operational, financial and personnel activities of the Company. In December 2020, Mr. Downs divested his ownership in this company.

Mr. Downs is a Certified Petroleum Geologist, a member of American Association of Petroleum Geologists; a former Convention Chairman and President of the GCAGS and a member of Division of Professional Affairs. Mr. Downs earned his Bachelor of Science in Geology in 1981 from Centenary College of Louisiana.

The Board believes that based on his extensive experience in the oil and gas industry, Mr. Downs will be a valuable member of the Board.

There are no arrangements or understandings between Mr. Downs and any other person pursuant to which he was appointed as director and officer of the Company. In addition, there are no family relationships between Mr. Downs and any of the Company’s other executive officers or directors.

In consideration for his services as Chief Executive Officer, on January 10, 2024, the Company entered into an employment agreement with Mr. Downs (the “Downs Employment Agreement”) with a three-year term, unless terminated earlier pursuant to the terms of the Downs Employment Agreement. Pursuant to the Downs Employment Agreement, the Company will pay Mr. Downs a base annual salary in the amount of $150,000 per annum; such salary is payable semi-monthly in equal installments and in accordance with Company’s payroll cycle and practices, provided that if the Company is unable to pay Mr. Downs his base annual salary without impairing Company’s ability to pay Company’s current operational debts and obligations, his salary will be accrued and such accrued base salary can either be paid in total when Company is adequately funded or, alternatively, can be converted into shares of the Company’s Common Stock at the lower conversion price of the initial public offering price of $2.00 or current market price at time of conversion by Mr. Downs. The Downs Employment Agreement provides that Mr. Downs will be eligible for annual compensation increases, determined by the Board; that he may participate in any incentive compensation and other benefit plans of the Company to the extent that he is eligible to do so, may be granted bonus performance bonus payments to be paid in cash, stock, or both. In addition, the Downs Employment Agreement includes provisions for paid vacation time and expense reimbursement.

Pursuant to the Downs Employment Agreement, upon execution of the Downs Employment Agreement, the Company granted and issued Mr. Downs 100,000 shares of the Company’s Common Stock under the Company’s current equity incentive plan.

The Downs Employment Agreement may be terminated (i) immediately upon Mr. Downs death or Disability; (ii) by the Company for Cause; (iii) by Mr. Downs for Good Reason upon thirty (30) days prior written notice of termination; (iv) for Business Failure (as all these terms are defined in the Downs Employment Agreement) or (v) other than for Cause or Good Reason, by Mr. Downs or the Company upon not less than sixty (60) days prior written notice of termination. If Mr. Downs terminates the employment for a Good Reason, then he would be entitled to: a cash payment, payable in equal installments over a six (6) month period after the date of termination, equal to the sum of the following:  (a) subject to the payment of the following sums not causing the insolvency of the Company, the equivalent of the greater of (i) twenty-four (24) months of Mr. Downs’ then-current base salary or (ii) the remainder of the term of the Downs Employment Agreement; plus  (b) any previously earned but unpaid salary through Mr. Downs’ final date of employment.

The foregoing summaries of the above-referenced Guzy 2024 Employment Agreement and Downs Employment Agreement do not purport to be complete description of all terms, provisions and covenants contained in these agreements and are qualified in their entirety by reference to those agreements, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Employment Agreement between William R. Downs and the Company dated January 10, 2024
10.2	Employment Agreement between Jeffrey J. Guzy and the Company, dated January 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 16, 2024

COJAX OIL AND GAS CORPORATION

By:	/s/ William R. Downs
William R. Downs Chief Executive Officer